Exhibit 3.2
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ASSOCIATED MATERIALS, LLC
This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Associated Materials, LLC (the “Company”) is entered into and effective on the 13th day of October, 2010, by Carey Intermediate Holdings, Inc., a Delaware Company, as member (the “Member”).
WHEREAS, the Company resulted from the conversion of Associated Materials Inc. from a Delaware Company to a Delaware limited liability company pursuant to the filing with the Secretary of State of the State of Delaware of a Certificate of Conversion (the “Certificate of Conversion”) and a Certificate of Formation (the “Certificate of Formation”) effective at 4:01 p.m. (Delaware time) on December 28, 2007, pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.); as amended from time to time (the “Act”); and
WHEREAS, the Member desires to enter into this Amended and Restated Limited Liability Company Agreement to set forth the terms and conditions of the ownership, management and operation of the Company;
NOW THEREFORE, the Member, by execution of this Agreement, does hereby adopt this Agreement as the limited liability company agreement of the Company upon the following terms and conditions.
1. Name. The name of the limited liability company is “Associated Materials, LLC” or such name as the Member may from time to time hereafter designate, and its business shall be carried on in such name with such varations and changes as the Member shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.
2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful business, purpose, act or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the by any other law or by this Agreement, together with any power’s incidental thereto, so far as such powers and privileges are necessary, desirable, convenient or incidental to the conduct, promotion or attainment of the business purposes or activities of the Company.

3. Filings. On or before execution of this Agreement, an authorized person, within the meaning of the Act, has executed, delivered and filed the Certificate of Conversion and the Certificate of Formation with the Secretary of State of the State of Delaware. The Member hereby ratifies and approves such filing of the Certificate of Conversion and the Certificate of Formation with the Secretary of State of the State of Delaware. The Member is hereby designated as an “authorized person” within the meaning of the Act, and may further designate additional or alternative “authorized persons” within the meaning of the Act. The Member and any other “authorized person” shall each have the right, power and authority, acting alone, to execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the office of the Secretary of State of the State of Delaware or required or permitted to qualify to do business in a jurisdiction in which the Company may wish to conduct business.
4. Registered Office; Offices. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of Newcastle, Delaware 19801. The Company may also have offices at such other places, within or without the State of Delaware, as the Member may from time to time determine.
5. Registered Agent. The name and address of the registered agent for service of process on. The Company in the State of Delaware is The Company Trust Company, Company Trust Center, 1209 Orange Street in the City of Wilmington, County of Newcastle, Delaware
6. Term. Subject to the provisions of Section 12 below, the term of the Company shall be perpetual.
7. Fiscal Year. The fiscal year of the Company (the “fiscal year”) shall be the calendar year, or in the case of the Company’s last fiscal year, the fraction thereof ending on the date the Company is dissolved as provided in Section 12, or as fixed by the Member.
8. Member. The Member is hereby admitted as the sole member of the Company simultaneously with its execution of a counterpart signature page to this Agreement. The name of the Member is as set forth above in the preamble to this Agreement.
9. Management and Control.
a. The Member shall have the exclusive right to manage the business of the Company, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company and, in general, all powers permitted to be exercised by a managing member under the Act. The Member may appoint, employ or otherwise contract with any persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Member may delegate to any such person or entity such authority to act on behalf of the Company as the Member may from time to time deem appropriate.
b. The Member hereby delegates the full and entire management of the business and affairs of the Company to the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Company. Except where the approval of the Member is expressly required by this Agreement or by nonwaivable provisions of the Act, the Board of Directors shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The Board of Directors shall have the further power to delegate any and all authority to such officers, including, without limitation, the officers described in Section 10, employees, agents and representatives of the Company as it may from time to time deem appropriate.

c. Without limiting the generality of Section 9.b, the Board of Directors shall have full power and authority to authorize the Company:
i. to acquire property from any Person; the fact that a Member or Director is directly or indirectly affiliated or connected with any such Person shall not prohibit the Company from dealing with that Person;
ii. to borrow money for the Company from banks, other lending institutions, any of the Member or the Directors, or affiliates of any of the Member or Directors on such terms as they deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums;
iii. to purchase liability and other insurance to protect the Company’s property and business;
iv. to hold and own any real and/or personal properties in the name of the Company;
v. to invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or similar type investments;
vi. to execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company’s property; assignments; bills of sale; leases; partnership agreements; and any other instruments or documents necessary, in the opinion of the Directors, to the business of the Company;
vii. to employ accountants, legal counsel, managing agents or other experts to perform services for the Company, and to define their duties and authority, which may include authority granted to the Member or Directors under the Act, and to compensate them from the Company funds;
viii. to retain and compensate employees and agents generally, and to define their duties and authority, which may include authority granted to the Member or Directors under the Act;
ix. to enter into any and all other agreements on behalf of the Company, with any other Person for any purpose; and
x. to do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.

d. Each Director shall be at least 18 years of age. A Director need not be a member, a citizen of the United States, or a resident of the State of Delaware. The number of Directors constituting the entire Board of Directors shall be between one (1) and ten (10), the exact number fixed from time to time by affirmative vote of a majority of the Directors then in office, but with an initial number of six (6). The use of the phrase “entire Board of Directors” herein refers to the total number of directors which the Company would have if there were no vacancies.
e. Any Director may resign at any time by delivering his resignation in writing or electronic transmission to the Company, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the Directors may be removed at any time, either with or without cause, by the Member. Vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of Directors or otherwise, may be filled by the Member or the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining Director.
f. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
g. Except as otherwise provided by law, a majority of the entire Board of Directors, together with a majority of the H&F Representative Directors, shall constitute a quorum. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the Directors present, together with a majority of the H&F Representative Directors present, at a meeting at which a quorum is present shall be the act of the Board of Directors.
h. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by a majority of the directors then in office. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing whether before or after such meeting be held, or if he shall be present at such meeting, and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors then in office shall be present thereat. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Company shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
i. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board of Directors may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee. In the event any person shall cease to be a director of the Company, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.
10. Officers.
a. The Board of Directors shall elect the officers of the Company, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the President.

b. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Company may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.
c. Any officer may resign at any time upon written notice to the Company and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board and a majority of the H&F Director Representatives.
d. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.
e. The President shall be the chief executive officer of the Company, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Company and over its other officers; may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Company powers of attorney, contracts, bonds and other obligations and instruments. A Vice-President may execute and deliver in the name of the Company contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.
11. Merger. Notwithstanding any other provision of this Agreement or the Act to the contrary, the Company may merge with, or consolidate into, another limited liability company or other business entity (as defined in Section 18-209(a) of the Act) upon the sole approval of the Member, and without any further act, vote or approval of any director, any other member or any other person.

12. Exculpation and Indemnification.
a. No member, Director or officer of the Company shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s willful misfeasance or bad faith.
b. The Company shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member, Director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, employee benefit plan, trust or other enterprise, against all claims, losses, liabilities, expenses (including attorneys’ fees and disbursements), damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted under the Act.
c. To the extent that a member, Director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 12.b, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
d. Expenses (including attorneys’ fees) incurred by a member, Director or officer in defending or testifying in a civil, criminal, administrative or investigative action, claim, suit or proceeding by reason of the fact that such person is or was a member, Director or officer of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, employee benefit plan, trust or other enterprise) shall be paid by the Company in advance of the final disposition of such action, claim, suit or proceeding within ten business days of the Company’s receipt of a request for advancement of such expenses from such director or officer and, to the extent required by law, upon receipt of an undertaking by or on behalf of any such member, Director or officer to repay such amount if it shall ultimately be determined that such member, Director or officer is not entitled to be indemnified by the Company against such expenses.
e. The indemnification permitted by this Section 12 shall not be deemed exclusive of any other rights to which any Person may be entitled under any agreement, vote of Member or disinterested Directors or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a Person who has ceased to be a member, Director or officer and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such Person.

f. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a member, Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 12 or otherwise.
13. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member; (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or (c) at any time that there are no members of the Company, unless the Company is continued in accordance with the Act.
The bankruptcy (as defined in Section 18-101(1) and 18-304 of the Act) of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.
In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in such manner, and in such order of priority, as determined by the Member, subject to any requirements of the Act.
14. Treatment for Tax Purposes. It is the intention of the Member that the Company be treated as an entity disregarded from its owner for federal, state and local income tax purposes. The Member is authorized to make all elections for tax or other purposes as it may deem necessary or appropriate.
15. Capital Contributions. Without creating any rights in favor of any third party, the Member may, from time to time, make contributions of cash or property to the capital of the Company, but shall have no obligations to do so.
16. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board of Directors.
17. Assignments. The member may transfer or assign, in whole or in part, its limited liability company interest. Any assignee of the Member’s limited liability company interest shall only become a member of the Company upon the consent of the Member.
18. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member.
19. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

20. Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.
21. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability, provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
22. No Third Party Beneficiaries. The right or obligation of the Member to call for any capital contribution or to make a capital contribution or otherwise to do, perform, satisfy or discharge any liability or obligation of the Member hereunder, or to pursue any other right or remedy hereunder or at law or in equity, shall not confer any right or claim upon or otherwise inure to the benefit of any creditor or other third party having dealings with the Company; it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the Member and its successors and assigns except as may be otherwise agreed to by the Company in writing with the prior written approval of the Member.
23. Governing Law. This Agreement, its enforcement and any disputes arising out of its hall be governed by, and construed in accordance with, the laws of the State of Delaware, all rights and remedies being governed by said law, without regard to principles of conflict of laws.
24. Certain Definitions. In addition to the terms otherwise defined herein, the following terms are used herein as defined below:
a. “Board of Directors” shall mean the Directors of the Company.
b. “Director” shall mean a natural person elected or appointed to the Board of Directors pursuant to the provisions of the Certificate of Formation or this Agreement.

c. “H&F Representative Director” shall mean each director on the Board of Directors that is a managing director or employee of Hellman & Friedman LLC, Hellman & Friedman LLP or any of their respective affiliates (excluding any portfolio company in which any of the investment fund affiliates of Hellman & Friedman LLC or Hellman & Friedman LLP have made a debt or equity investment and any subsidiaries of the foregoing).
d. “Person” shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity.
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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first above written. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the date hereof.

MEMBER: CAREY INTERMEDIATE HOLDINGS, INC.
By:	/s/ Stephen E. Graham
	Name:	Stephen E. Graham
	Title:	Vice President—Chief Financial Officer, Treasurer and Secretary
[Signature Page to Amended and Restated LLC Agreement — Associated Materials, LLC]